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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT
                 SUBSIDIARIES OF MIRANT AMERICAS GENERATION, LLC
                        The voting stock of each company
                     shown indented is owned by the company
           immediately above which is not indented to the same degree.

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
Name of Company                                                      Jurisdiction of Organization
---------------                                                      ----------------------------
Mirant Americas Generation, LLC.......................................................Delaware
    Mirant New York, Inc..............................................................Delaware
    Mirant New York Investments, Inc..................................................Delaware
       Mirant Bowline, LLC............................................................Delaware
         (99% - Mirant New York Investments, Inc.; 1% - Mirant New York, Inc.)
       Mirant Lovett, LLC.............................................................Delaware
         (99% - Mirant New York Investments, Inc.; 1% - Mirant New York, Inc.)
       Mirant NY-Gen, LLC.............................................................Delaware
         (99% - Mirant New York Investments, Inc.; 1% - Mirant New York, Inc.)
       Hudson Valley Gas Corporation..................................................New York
    Mirant California Investments, Inc................................................Delaware
       Mirant California, LLC.........................................................Delaware
           Mirant Delta, LLC..........................................................Delaware
           Mirant Potrero, LLC........................................................Delaware
           Mirant Bay Area Procurement, LLC...........................................Delaware
    Mirant New England, Inc...........................................................Delaware
       Mirant Canal, LLC..............................................................Delaware
       Mirant Kendall, LLC............................................................Delaware
       Mirant New England, LLC........................................................Delaware
    Mirant Wisconsin Investments, Inc.................................................Delaware
       Mirant Neenah, LLC.............................................................Delaware
    Mirant Texas Management, Inc......................................................Delaware
    Mirant Texas Investments, Inc.....................................................Delaware
       Mirant Central Texas, LP.......................................................Delaware
         (99% - Mirant Texas Investments, Inc.; 1% - Mirant Texas Management, Inc.)
       Mirant Texas, LP...............................................................Delaware
         (99% - Mirant Texas Investments, Inc.; 1% - Mirant Texas Management, Inc.)
       Mirant Parker, LLC.............................................................Delaware
         (99% - Mirant Texas Investments, Inc.; 1% - Mirant Texas Management, Inc.)
    Mirant Mid-Atlantic, LLC..........................................................Delaware
       Mirant Chalk Point, LLC........................................................Delaware
       Mirant D.C. O&M, LLC...........................................................Delaware
       Mirant Piney Point, LLC........................................................Delaware
       Mirant MD Ash Management, LLC..................................................Delaware
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